Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
THIRD QUARTER 2005 FINANCIAL RESULTS AND QUARTERLY DIVIDEND
HAMILTON, BERMUDA, OCTOBER 27, 2005 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported a net loss of $176.0 million, or $4.02 per basic common share, for the third quarter of 2005. The results for the quarter include the estimated after-tax negative impact from Hurricanes Katrina and Rita of approximately $274.8 million, favorable development of $31.6 million and net investment income of $36.4 million, which increased 70.1% from the same quarter last year.
Michael D. Price, Chief Executive Officer, commented: “The level of catastrophe activity this quarter is unprecedented. However, looking beyond the catastrophes, our results were strong in all segments reflecting the profitability of our non-catastrophe business. As a multi-line reinsurer with a diversified book of business we believe we are well positioned to capitalize on the improving market conditions we anticipate in response to these recent events.”
Results for the quarter ended September 30, 2005 were summarized as:
•	Net loss was $176.0 million and basic loss per common share was $4.02.

•	Net premiums written were $410.2 million and net premiums earned were $429.4 million.

•	GAAP combined ratio was 155.9%.

•	Net investment income, including interest on funds held, was $36.4 million.
Results for the quarter ended September 30, 2005 compared to the quarter ended September 30, 2004 were summarized as:
•	Net loss increased $106.3 million and basic loss per common share increased $2.40 primarily from larger catastrophe losses.

•	Net premiums written decreased $30.3 million (or 6.9%) and net premiums earned rose by $46.3 million (or 12.1%).

•	GAAP combined ratio increased by 31.1 percentage points.

•	Net investment income, including interest on funds held, increased $15.0 million (or 70.1%).
The estimated after-tax impact of Hurricanes Katrina and Rita include gross losses of $396.9 million, recoveries from retrocessional reinsurance of $56.1 million and reinstatement

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premiums earned of $19.6 million. Losses from these hurricanes contributed 75.7 percentage points to the combined ratio for the quarter ended September 30, 2005.
Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2005 were $133.3 million, $216.7 million and $60.2 million, respectively, representing 32.5%, 52.8% and 14.7%, respectively, of the total net premiums written. Combined ratios for these segments were 271.0%, 88.3% and 118.7%, respectively. Compared to the quarter ended September 30, 2004, net premiums written increased by $12.7 million (or 10.5%) for Platinum’s Property and Marine segment and $44.7 million (or 26.0%) for the Casualty segment. Net premiums written decreased by $87.7 million (or 59.3%) for the Finite Risk segment.
Results for the nine months ended September 30, 2005 were summarized as:
•	Net loss was $35.0 million and basic loss per common share was $0.80.

•	Net premiums written were $1.33 billion and net premiums earned were $1.27 billion.

•	GAAP combined ratio was 108.5%.

•	Net investment income, including interest on funds held, was $92.3 million.
Results for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004 were summarized as:
•	Net loss of $35.0 million as compared to the net income of $34.9 million resulting from greater catastrophe losses incurred in the current period.

•	Net premiums written increased $75.8 million (or 6.1%). Net premiums earned rose by $256.9 million (or 25.3%).

•	GAAP combined ratio increased by 8.9 percentage points.

•	Net investment income, including interest on funds held, increased $34.0 million (or 58.3%).
Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2005 were $453.4 million, $621.2 million and $252.4 million, respectively, representing 34.2%, 46.8% and 19.0%, respectively, of the total net premiums written. Combined ratios for these segments were 140.1%, 91.1% and 97.7%, respectively. Compared to the nine months ended September 30, 2004, net premiums written increased by $59.6 million (or 15.1%) for Platinum’s Property and Marine segment and $112.5 million (or 22.1%) for the Casualty segment. Net premiums written decreased by $96.3 million (or 27.6%) for the Finite Risk segment.
As of September 30, 2005 total assets were $4.49 billion. Total assets increased $1.06 billion (or 31.1%) from $3.42 billion as of December 31, 2004. Cash and fixed maturity investments were $3.38 billion as of September 30, 2005, an increase of $924.0 million (or 37.6%) from $2.46 billion as of December 31, 2004, due primarily to strong cash flow from operations and the receipt of the net proceeds from the offerings of $250 million 7.5% Series A Notes due

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2017 during the second quarter of 2005 and $162 million of common shares during the third quarter of 2005.
As of September 30, 2005 shareholders’ equity was $1.23 billion and book value per share was $24.75. Shareholders’ equity increased $94.8 million from $1.13 billion as of December 31, 2004, while our book value per share declined $1.55 per share from $26.30 per share as of December 31, 2004.
2005 Guidance
Based on the results for the nine months ended September 30, 2005, Platinum currently estimates that its net premiums written and net premiums earned for 2005 will be approximately $1.7 billion. Platinum expects its combined portfolio of cash and fixed maturity investments to be approximately $3.6 billion at year end 2005, including the proceeds from the forward purchase contracts forming a part of our Equity Security Units. As an estimate has not been completed on losses from Hurricane Wilma, Platinum has withdrawn guidance on its GAAP combined ratio and earnings per share for 2005.
Quarterly Dividend
Platinum also announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share. The dividend is payable on December 31, 2005 to shareholders of record on December 1, 2005.
Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.
Teleconference
Platinum will host a teleconference to discuss its financial results on Friday, October 28, 2005 at 8:00 a.m. Eastern Time. The call can be accessed by dialing 800-289-0493 (US callers) or 913-981-5510 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.
The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern Time on Friday, October 28, 2005 until midnight Eastern Time on Friday, November 4, 2005. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 8224806. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP.

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A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Income and Comprehensive Income
For The Three and Nine Months Ended September 30, 2005 and 2004 (Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenue
Net premiums earned	$429,388	$383,090	$1,271,898	$1,014,999
Net investment income	36,441	21,429	92,250	58,290
Net realized capital gains (losses)	(879)	2,262	(1,062)	1,435
Other income (expense)	(433)	1,021	(201)	2,137

Total revenue	464,517	407,802	1,362,885	1,076,861

Expenses
Losses and loss adjustment expenses	564,618	384,724	1,043,168	736,159
Acquisition expenses	98,858	81,271	296,035	232,886
Other underwriting expenses	6,050	12,234	41,202	43,084
Corporate expenses	2,030	3,166	10,366	10,352
Net foreign currency exchange (gains) losses	(88)	(628)	1,870	(326)
Interest expense	6,839	2,322	13,186	6,952

Total expenses	678,307	483,089	1,405,827	1,029,107

Income (loss) before income tax expense	(213,790)	(75,287)	(42,942)	47,754
Income tax expense (benefit)	(37,766)	(5,535)	(7,991)	12,893

Net income (loss)	$(176,024)	$(69,752)	$(34,951)	$34,861

Basic
Weighted average shares outstanding	43,785	43,127	43,459	43,186
Basic earnings (loss) per share	$(4.02)	$(1.62)	$(0.80)	$0.81
Diluted
Weighted average shares outstanding	43,785	43,127	43,459	50,422
Diluted earnings (loss) per share	$(4.02)	$(1.62)	$(0.80)	$0.78
Comprehensive income (loss)
Net income (loss)	$(176,024)	$(69,752)	$(34,951)	$34,861
Other comprehensive income (loss), net of tax	(36,355)	31,007	(37,970)	(2,328)

Comprehensive income (loss)	$(212,379)	$(38,745)	$(72,921)	$32,533

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2005 and December 31, 2004
($ in thousands, except per share data)

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Investments and cash and cash equivalents	$3,380,854	$2,456,868
Receivables	557,422	580,048
Accrued investment income	31,013	23,663
Reinsurance balances (prepaid and recoverable)	79,021	4,892
Deferred acquisition costs	139,158	136,038
Funds held	250,324	198,048
Other assets	48,293	22,438

Total assets	$4,486,085	$3,421,995

Liabilities
Unpaid losses and loss adjustment expenses	$2,079,668	$1,380,955
Unearned premiums	558,881	502,423
Debt obligations	387,500	137,500
Commissions payable	176,036	181,925
Other liabilities	56,183	86,189

Total liabilities	3,258,268	2,288,992
Total shareholders’ equity	1,227,817	1,133,003

Total liabilities and shareholders’ equity	$4,486,085	$3,421,995

Book value per share	$24.75	$26.30

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended September 30, 2005 and 2004 (Unaudited)
($ in thousands)
Three Months Ended September 30, 2005

	Property
Segment underwriting results	and Marine	Casualty	Finite Risk	Total
Net premiums written	$133,350	216,659	60,177	$410,186
Net premiums earned	145,853	205,050	78,485	429,388

Losses and loss adjustment expenses	373,761	129,218	61,639	564,618
Acquisition expenses	17,753	50,097	31,008	98,858
Other underwriting expenses	3,632	1,894	524	6,050

Total underwriting expenses	395,146	181,209	93,171	669,526

Segment underwriting income (loss)	$(249,293)	23,841	(14,686)	(240,138)

Net investment income				36,441
Net realized capital losses				(879)
Net foreign currency exchange gains				88
Other expense				(433)
Corporate expenses not allocated to segments				(2,030)
Interest expense				(6,839)

Loss before income tax benefit				$(213,790)

GAAP underwriting ratios:
Losses and LAE	256.3%	63.0%	78.5%	131.5%
Acquisition expense	12.2%	24.4%	39.5%	23.0%
Other underwriting expense	2.5%	0.9%	0.7%	1.4%

Combined	271.0%	88.3%	118.7%	155.9%

Three Months Ended September 30, 2004

Segment underwriting results
Net premiums written	$120,629	171,967	147,899	$440,495
Net premiums earned	135,430	156,512	91,148	383,090

Losses and loss adjustment expenses	195,495	105,559	83,670	384,724
Acquisition expenses	20,834	38,935	21,502	81,271
Other underwriting expenses	5,956	5,617	661	12,234

Total underwriting expenses	222,285	150,111	105,833	478,229

Segment underwriting income (loss)	$(86,855)	6,401	(14,685)	(95,139)

Net investment income				21,429
Net realized capital gains				2,262
Net foreign currency exchange gains				628
Other income				1,021
Corporate expenses not allocated to segments				(3,166)
Interest expense				(2,322)

Loss before income tax benefit				$(75,287)

GAAP underwriting ratios:
Losses and LAE	144.4%	67.4%	91.8%	100.4%
Acquisition expense	15.4%	24.9%	23.6%	21.2%
Other underwriting expense	4.4%	3.6%	0.7%	3.2%

Combined	164.2%	95.9%	116.1%	124.8%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Nine Months Ended September 30, 2005 and 2004 (Unaudited)
($ in thousands)
Nine Months Ended September 30, 2005

	Property
Segment underwriting results	and Marine	Casualty	Finite Risk	Total
Net premiums written	$453,352	621,218	252,374	$1,326,944
Net premiums earned	414,719	588,541	268,638	1,271,898

Losses and loss adjustment expenses	492,300	375,187	175,681	1,043,168
Acquisition expenses	69,437	143,262	83,336	296,035
Other underwriting expenses	19,595	18,179	3,428	41,202

Total underwriting expenses	581,332	536,628	262,445	1,380,405

Segment underwriting income (loss)	$(166,613)	51,913	6,193	(108,507)

Net investment income				92,250
Net realized capital losses				(1,062)
Net foreign currency exchange losses				(1,870)
Other expense				(201)
Corporate expenses not allocated to segments				(10,366)
Interest expense				(13,186)

Loss before income tax benefit				$(42,942)

GAAP underwriting ratios:
Losses and LAE	118.7%	63.7%	65.4%	82.0%
Acquisition expense	16.7%	24.3%	31.0%	23.3%
Other underwriting expense	4.7%	3.1%	1.3%	3.2%

Combined	140.1%	91.1%	97.7%	108.5%

Nine Months Ended September 30, 2004

Segment underwriting results
Net premiums written	$393,764	508,693	348,671	$1,251,128
Net premiums earned	353,423	424,964	236,612	1,014,999

Losses and loss adjustment expenses	285,047	293,734	157,378	736,159
Acquisition expenses	57,491	105,765	69,630	232,886
Other underwriting expenses	21,280	15,979	5,825	43,084

Total underwriting expenses	363,818	415,478	232,833	1,012,129

Segment underwriting income (loss)	$(10,395)	9,486	3,779	2,870

Net investment income				58,290
Net realized capital gains				1,435
Net foreign currency exchange gains				326
Other income				2,137
Corporate expenses not allocated to segments				(10,352)
Interest expense				(6,952)

Income before income tax expense				$47,754

GAAP underwriting ratios:
Losses and LAE	80.7%	69.1%	66.5%	72.5%
Acquisition expense	16.3%	24.9%	29.4%	22.9%
Other underwriting expense	6.0%	3.8%	2.5%	4.2%

Combined	103.0%	97.8%	98.4%	99.6%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.